Exhibit 23.3

Notice Regarding Consent of Arthur Andersen LLP

      On May 1, 2002, The Boston Beer Company, Inc. (the "Registrant") announced that it had appointed Deloitte & Touche LLP to replace Arthur Andersen LLP ("Andersen") as the Registrant's independent auditors. The Registrant's financial statements for the fiscal year ended December 29, 2001, which are incorporate by reference in this registration statement, were audited by Andersen. Because Andersen ceased practicing before the Securities and Exchange Commission on August 31, 2002, the Registrant is unable to obtain Andersen's consent to the incorporation by reference to this registration statement of its report with respect to these financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933, as amended (the "Securities Act"), permits the Registrant to file this registration statement without a written consent from Andersen. However, because of the omission of that consent, Andersen will not have any liability under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statement audited by Andersen that are incorporated by reference into this registration statement or for any omission of a material fact required to be stated in this registration statement.
